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                                                                    EXHIBIT 11.1

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                 USA TRUCK, INC.


                                                     Three Months Ended             Six Months Ended
                                                          June 30,                      June 30,
                                                 ---------------------------   ---------------------------
                                                     2003           2002           2003           2002
                                                 ------------   ------------   ------------   ------------
Numerator:
   Net income                                    $  1,853,054   $    730,149   $    704,751   $    804,002
                                                 ============   ============   ============   ============

Denominator:
   Denominator for basic earnings per share-
   Weighted average shares                          9,326,899      9,313,158      9,322,583      9,292,138

   Effect of dilutive securities - Employee
   Stock options                                       24,954         50,104         21,639         50,104
                                                 ------------   ------------   ------------   ------------

   Denominator for diluted earnings per share-
     Adjusted weighted average and
     Assumed conversions                            9,351,853      9,362,170      9,344,222      9,342,242
                                                 ============   ============   ============   ============

Basic earnings per share                         $       0.20   $       0.08   $       0.08   $       0.09
                                                 ============   ============   ============   ============

Diluted earnings per share                       $       0.20   $       0.08   $       0.08   $       0.09
                                                 ============   ============   ============   ============